Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement of our report dated April 16, 2012, relating to the consolidated financial statements of Health Revenue Assurance Holdings, Inc. (f/k/a Anvex International, Inc.) which appears in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

Marlton, New Jersey
December 10, 2013